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EXHIBIT 11 -- COMPUTATION OF PER SHARE EARNINGS
CHAMPION HEALTHCARE CORPORATION

                                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                           JUNE 30,                          JUNE 30,
                                                    1995            1994             1995               1994
                                               -----------------------------    --------------------------------
Primary:
- --------

Weighted average shares outstanding                4,243,975       1,209,294         4,236,019         1,209,294
Net effect of dilutive stock options and
   warrants--based on the treasury stock
   method using average market price (1)                  --              --               --                 --
                                               -------------   -------------    --------------       -----------
Total                                              4,243,975       1,209,294         4,236,019         1,209,294
                                               =============   =============    ==============       ===========
Net (loss) income                              $    (289,000)  $     757,000    $     (112,000)      $ 2,230,000
Preferred stock dividend requirement              (1,421,000)     (1,084,000)       (2,844,000)       (2,214,000)
Accretion of preferred stock issuance cost           (68,000)        (53,000)         (136,000)          (80,000)
                                               -------------   -------------    --------------       -----------
Loss applicable to common stock                $  (1,778,000)  $    (380,000)   $   (3,092,000)      $   (64,000)
                                               =============   =============    ==============       ===========

Loss before extraordinary item                 $        (.25)  $        (.31)   $         (.56)      $      (.05)
Extraordinary item                                      (.17)             --              (.17)               --
                                               -------------   -------------    --------------       -----------
   Loss per share                              $        (.42)  $        (.31)    $        (.73)      $      (.05)
                                               =============   =============    ==============       ===========

Fully Diluted:
- --------------

Weighted average shares outstanding                4,243,975       1,209,294         4,236,019         1,209,294
Net effect of dilutive stock options and
   warrants--based on the treasury stock
   method using the year-end market price,
   if higher than average market price             3,945,620       2,184,503         3,945,620         2,184,503
Assumed conversion of Preferred Stock(2)           9,920,425       8,233,090         9,920,425         8,233,090
                                               -------------   -------------    --------------       -----------

Total                                             18,110,020      11,626,887        18,102,064        11,626,887
                                               =============   =============    ==============       ===========

Net (loss) income                              $    (289,000)  $     757,000    $     (112,000)      $ 2,230,000
Interest reduction, net of tax effect                465,000         249,000           930,000           498,000
                                               -------------   -------------    --------------       -----------
Income applicable to common stock              $     176,000   $   1,006,000    $      818,000       $ 2,728,000
                                               =============   =============    ==============       ===========

Income before extraordinary item               $         .05   $         .09    $          .09       $       .23
Extraordinary item                                      (.04)             --              (.04)               --
                                               -------------   -------------    --------------       -----------
   Income per share                            $         .01   $         .09    $          .05       $       .23
                                               =============   =============    ==============       ===========


(1) The effect of options was anti-dilutive for the quarter and six months ended June 30, 1995 and 1994.

(2)  At June 30, 1995 and 1994, the Company had 10,408,285 and 9,564,609
     shares of preferred stock outstanding, respectively.